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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Shire Pharmaceutical Group plc Registration Statement on Form S-8 No. 333-93543 of our report dated February 16, 1999, included in the Annual Report on Form 10-K/A of Roberts Pharmaceutical Corporation for the year ended December 31, 1998, and to the use of our report with respect to the consolidated financial statements of Roberts Pharmaceutical Corporation, as amended and not included herewith, in the Shire Pharmaceutical Group plc Annual Report (Form 10-K) for the year ended
December 31, 1999.

                                          Ernst & Young LLP

MetroPark, New Jersey
March 29, 2000